Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY

MODIFIES TENDER OFFER

UNCASVILLE, CONNECTICUT, June 27, 2003 – As previously announced on June 19, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) commenced a cash tender offer and consent solicitation (the “Offer”) for any and all of its $300,000,000 aggregate principal amount of 8.75% Senior Subordinated Notes due 2009 (the “Notes”). The consent solicitation described in the Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”) and the accompanying Letter of Transmittal and Consent (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Tender Offer Documents”), dated June 19, 2003, expires at 5 p.m., New York City time, on Monday, June 30, 2003 (the “Consent Date”), and the expiration date for the Offer is midnight, New York City time, July 17, 2003 (the “Expiration Date”). The Authority is extending the period of time in which holders of Notes may tender their notes and receive the Consent Payment, as defined in the Tender Offer Documents, until noon, New York City time, Wednesday, July 2, 2003, provided that the Consent Date, the Expiration Date and the other terms of the Offer, as described in the Tender Offer Documents, remain unchanged.

On June 27, 2003, the Authority filed Amendment No. 1 to its Annual Report for and the fiscal year ended September 30, 2002 on Form 10-K/A (the “Amendment”). The Amendment amends and restates in their entirety Item 6. “Selected Financial Data” and Exhibit 12.1 “Computation of Ratio of Earnings to Fixed Charges.”

The Authority is an instrumentality of The Mohegan Tribe of Indians of Connecticut (the “Tribe”), a federally recognized Indian tribe with an approximately 405-acre reservation situated in southeastern Connecticut, which has been granted the exclusive power to conduct and regulate gaming activities on the existing reservation of the Tribe located near Uncasville, Connecticut, including the operation of the Mohegan Sun, a gaming and entertainment complex that is situated on a 240-acre site on the Tribe’s reservation. The Tribe’s gaming operation is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.0 million square foot facility, which includes the Casino of the Earth, Casino of the Sky, the Shops at Mohegan Sun, a 10,000-seat Arena, a 300-seat Cabaret, meeting and convention space and an approximately 1,200-room luxury hotel. More information about Mohegan Sun and the Authority can be obtained by visiting www.mohegansun.com.

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business development activities, as well as capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and increased competition. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “except,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, increased competition

(including the legalization of expanded gaming in Connecticut, New York, Massachusetts, Maine and Rhode Island), changes in interest rates, dependence on existing management, leverage and debt service, regional, domestic or global economic conditions, changes in federal tax laws or the administration of such laws, changes in gaming laws or regulation and the availability of financing for development and operations. Additional information concerning potential factors that could affect the Authority’s financial results are included in the Authority’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, as well as the Authority’s other reports and filings with the SEC. The forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority can not assure you that projected results or events will be achieved.